EXHIBIT 5

                        [LETTERHEAD OF BAKER & DANIELS]

June 9, 1997


American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana 47708

Ladies and Gentlemen:

            We have acted as special counsel for American General Finance Corporation, an Indiana corporation (the "Company"), in connection with the proposed issuance and sale by it of up to $3,000,000,000 aggregate principal amount of its debt securities (the "Debt Securities") and/or warrants to purchase Debt Securities (the "Warrants").

            In connection therewith, we have examined the following documents:

            (a) the Company's Registration Statement on Form S-3 relating to the Debt Securities and the Warrants (the "Registration Statement");

            (b) the Indenture, between the Company and The First National Bank of Chicago ("FNBC"), as Trustee, dated as of May 1, 1997, pursuant to which the Debt Securities are to be issued, in substantially the form in which it is to be executed (the "Indenture"); and

            (c) the form of Warrant Agreement to be entered into between the Company and a warrant agent (the "Warrant Agent") to be filed as an exhibit to the Registration Statement (the "Warrant Agreement").

            We also have examined such corporate records and documents of the Company, and have reviewed and considered such questions of law and fact, as we deemed necessary or appropriate as a basis for the opinions expressed herein. As to facts relevant to the opinions expressed herein, we have relied upon certificates, statements or representations of officers of the Company, public officials and others, without any independent verification thereof. The law
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American General
 Finance Corporation                -2-                        June 9, 1997

covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of Indiana.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Company is existing as a corporation under the laws of the State of Indiana.

            2. When the issuance of a Debt Security has been duly authorized by the Company as contemplated by the Indenture, subject to the Indenture having been duly executed and delivered by the Company and to the terms of such Debt Security being otherwise in compliance with then applicable law, and when such Debt Security has been duly executed, authenticated, sold and delivered in the form approved pursuant to and in accordance with the terms of the Indenture, the Registration Statement, which Registration Statement shall have become effective, the supplement or supplements to the Prospectus constituting a part thereof and, if applicable, such agreement or agreements as may have been duly authorized and executed in connection with the sale of such Debt Security, such Debt Security will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally or by general equity principles and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the extent that the obligations of the Company under such Debt Security may be dependent upon such matters, we assume for purposes of this opinion that FNBC is a national banking association at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under the Indenture, and that the Indenture will have been, before the issuance and sale of such Debt Security, duly authorized, executed and delivered by FNBC and will, at such time, constitute the valid and legally binding obligation of FNBC, enforceable against FNBC in accordance with its terms.

            3. When the issuance of a Warrant has been duly authorized by the Company as contemplated by the Warrant Agreement pursuant to which such Warrant is being issued, subject to such Warrant Agreement having been duly authorized, executed and delivered by the Company and to the terms of such Warrant being otherwise in compliance with then applicable law, and when such Warrant has been duly executed, authenticated, sold and delivered in the form approved pursuant to and in accordance with the terms of such Warrant Agreement, the Registration Statement, which Registration Statement shall have become effective, the
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American General
 Finance Corporation                -3-                        June 9, 1997

supplement or supplements to the Prospectus constituting a part thereof and, if applicable, such agreement or agreements as may have been duly authorized and executed in connection with the sale of such Warrant, such Warrant will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally or by general equity principles and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the extent that the obligations of the Company under such Warrant may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent under such Warrant Agreement is at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under such Warrant Agreement, and that such Warrant Agreement will have been, before the issuance and sale of such Warrant, duly authorized, executed and delivered by such Warrant Agent and will, at such time, constitute the valid and legally binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                    Yours very truly,

                                    /s/ Baker & Daniels